Exhibit 99.1

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                                                                    NEWS RELEASE
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FOR IMMEDIATE RELEASE                                                OTCQB: LTUM

     LITHIUM CORPORATION SIGNS FORMAL AGREEMENT ON FISH LAKE VALLEY PROSPECT

     Elko, NV - March 10, 2016 - Lithium Corporation [OTCQB - LTUM] "the Company" is pleased to announce that it has signed a definitive agreement with 1032701 B.C. LTD., a private British Columbia company with respect to the Fish Lake Valley lithium brine property in Esmeralda County, Nevada.

     The terms of the formal agreement are much the same as those laid out in the February Letter of Intent (LOI) signed with 1032701; payment of $300,000, issuance of 400,000 common shares of the publicly traded company anticipated to result from a Going Public Transaction, and work performed on the property by the Optionee in the amount of $1,100,000 over the next three years to earn an 80% interest in the property. 1032701 then has a Subsequent Earn-In option to purchase Lithium Corporation's remaining 20% working interest within one year of earning the 80% by paying the Company a further $1,000,000, at that point the Company would retain a 2.5% Net Smelter Royalty, half of which may be purchased by 1032701 for an additional $1,000,000. Should the Purchaser elect not to exercise the Subsequent Earn-In, a joint venture will be established. During the Joint Venture, should either party be diluted below a 10% working interest - their interest in the property will revert to a 7.5% Net Smelter Royalty. The first tranche of cash and shares are to be issued within 60 days of the signing of the formal agreement.

     Brian Goss, Lithium Corporations president commented, "We are pleased to have executed the final agreement, and have been informed that Menika Mining Limited (TSX-V: MML) released a press release on March 8, 2016 stating that they have signed an agreement to acquire 1032701, and their interest in the Fish Lake Valley agreement. As per the stipulations in the Lithium Corporation/1032701 LOI and the resulting formal agreement, Menika Mining meets all criteria, and Lithium Corporation looks forward to the working with Menika to develop the Fish Lake Valley lithium in brine prospect."

For further information with regard to Lithium  Corporation,  please contact Tom
Lewis    or    Brian    Goss   at    (775)    410-2206    or   via    email   at
info@lithiumcorporation.com

About Lithium Corporation

Lithium Corporation is an exploration company based in Nevada devoted to the exploration for energy storage related resources throughout North America, looking to capitalize on opportunities within the ever expanding next generation battery markets. The Company maintains a strategic alliance with Altura Mining, an ASX listed natural resource development company that is currently developing
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its 100% owned world-class  Pilgangoora  lithium  pegmatite  property in Western
Australia.

NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration and difficulties associated with obtaining financing on acceptable terms. We are not in control of minerals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.